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             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                         Form 8-K/A

                     CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(D) OF
            THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):January 1, 1999


                  PEOPLES BANKCORP, INC.
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    (Exact name of registrant as specified in charter)


         NEW YORK                0-25217        16-1560886
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(State or other jurisdiction   (Commission    (I.R.S. Employer
of incorporation)              File Number)  Identification No.)


825 STATE STREET, OGDENSBURG, NEW YORK                13669
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(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:(315) 393-4340
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Item 4.  Changes in Registrant's Certifying Accountant.
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     KPMG LLP was the independent certified public accountant for the Registrant's 1997 fiscal year. Effective January 1, 1999, the Registrant, with the approval of the Board of Directors, engaged Morrow & Poulsen, P.C.to serve as its independent auditors. KPMG LLP's reports on the financial statements of the Registrant for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There have not been any disagreements between the Registrant and KPMG LLP on any matter of accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure. None of the events set forth in Item 304(a)(1)(iv)(A)-(E) of Regulation S-B occurred within the Registrant's two most recently completed fiscal years or the subsequent interim period preceding the dismissal.

      Prior to its engagement of Morrow & Poulsen, P.C., the Registrant has not requested or obtained any advice from Morrow & Poulsen, P.C. concerning any material accounting, auditing or financial reporting issue regarding the application of accounting principles to a specified transaction or the type of audit opinions that might be rendered on the Registrant's consolidated financial statements. A copy of a letter from KPMG LLP in response to this item is attached hereto.


Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.
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     Exhibit 16 - Letter from KPMG LLP
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                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      PEOPLES BANKCORP, INC.




                       By: /s/ Robert E. Wilson
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                          Robert E. Wilson
                          President and Chief Executive Officer


Date: April 12, 1999